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                                                                    EXHIBIT 23.B

NETHERLAND, SEWELL
& ASSOCIATES, INC.








           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLIGISTS
           ---------------------------------------------------------


We hereby consent to the Incorporation by reference of the Registration Statement S-3, of GulfTerra Energy Partners, L.P. ( formerly known as El Paso Energy Partners, L.P.), GulfTerra Energy Finance Corporation (formerly known as El Paso Energy Partners Finance Corporation), and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 2000, 2001, and 2002, each of which is included in the Annual Report on Form 10-K of GulfTerra Energy Partners, L.P. for the year ended December 31, 2002. We also consent to the reference to us under the heading of "Experts" in the Registration Statement S-3.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ Frederic D. Sewell
                                            ---------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer


Dallas, Texas
October 30, 2003